UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011 (December 19, 2011)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-54309	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 617-500-8635

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On December 19, 2011, Matt Mankins tendered his resignation as a member of the registrant’s board of directors. A copy of his resignation letter is attached hereto as Exhibit 99.1.

On December 19, 2011 the registrant’s board of directors appointed Mark S. Dailey as a member of the registrant’s board of directors and Mr. Dailey accepted the appointment on that same date. Mr. Dailey’s term as a member of the board of directors will continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Mr. Dailey and any other persons pursuant to which he was appointed as a member of the registrant’s board of directors. The registrant’s board of directors has not entered into any compensation arrangement with Mr. Dailey at this time with respect to him serving as a member of the board of directors.

Mark S. Dailey, 52, is currently the President of Interim Management International, Inc. where he guides international growth-stage information technology companies. He has served in this position since September, 2004.  He has been a member of the board of directors of UniTek Global Services, Inc. (NASDAQ: UNTK) since February 2006. Mr. Dailey is a private investor who from 1999 to 2004 held senior executive management positions including Executive Vice President, Sales and Marketing of Intralinks, Inc., a venture-funded secure document distribution company, Chief Operating Officer of LexiQuest, Inc., a technology-based company exploiting linguistics and natural language processing in developing software tools to manage, access and retrieve large Intranet document collections and Chief Operating Officer of Medcast Networks, a venture capital-backed start-up delivering comprehensive medical information to physicians. From 1986 to 1999, Mr. Dailey held various senior level positions with Bloomberg Financial Markets, a global leader in the delivery of international real-time financial information. Prior to joining Bloomberg, Mr. Dailey worked for several investment banking firms. Mr. Dailey received a Bachelor of Arts degree from St. John Fisher College. The registrant’s board of directors has concluded that Mr. Dailey should serve on the registrant’s board due to his significant corporate management experience in the technology industry.

The registrant has not entered into any transactions with Mr. Dailey that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Resignation Letter – Matt Mankins

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:

/s/ Semyon Dukach

Semyon Dukach

Chief Executive Officer

Dated: December 21, 2011